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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 2001 Equity Participation Plan of Oil States International, Inc. of our report dated March 19, 2001, with respect to the combined financial statements of Oil States International, Inc. included in its Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP
Houston, Texas
March 29, 2001